EXHIBIT 99.1
THANK YOU FOR BEING HERE TODAY AND THANK YOU FOR YOUR ONGOING SUPPORT OF PURESPECTRUM. WE ARE UNQUESTIONABLY INDEBTED TO OUR SHAREHOLDERS, AND WE HAVE ALWAYS STRIVED TO MAKE OUR SHAREHOLDERS THE FIRST PRIORITY. WE KNOW THAT OUR RECENT TRANSITION FROM PSPM TO PSRU AND THE RESULTING DELAYS IN TRADING HAVE CAUSED SOME ANXIETY AND FRUSTRATION FOR OUR INVESTORS, AND WE APPRECIATE YOUR PATIENCE DURING THIS TRANSITION. IN THE LONG TERM, WE KNOW THAT MOVING TO THE BULLETIN BOARD WILL BE THE RIGHT STRATEGY FOR OUR COMPANY BUT WE ARE SENSITIVE TO THIS BRIEF PERIOD OF UNCERTAINTY. OUR TRANSFER AGENT IS WORKING ON COMPLETING THE SHARE EXCHANGE AS QUICKLY AS POSSIBLE AND WE WILL COMMUNICATE THE PROGRESS OF THE SHARE EXCHANGE AND ANY PERTINENT INFORMATION.

WE UNDERSTAND YOUR INTEREST IN THE COMPANY’S HEALTH AND ACTIVITIES, AND WE WILL CONTINUE TO DO OUR BEST TO MAKE DECISIONS AND CHOOSE BUSINESS STRATEGIES THAT THE COMPANY’S MANAGEMENT AND LEADERSHIP BELIEVE ARE IN THE BEST INTERESTS OF ALL OF OUR SHAREHOLDERS.

I WANT TO TAKE A FEW MOMENTS TO TALK ABOUT THE PROGRESS THE COMPANY HAS MADE DURING THE PAST YEAR TOWARD ACHIEVING OUR ULTIMATE GOALS AND ALSO ADDRESS SOME OF THE AREAS WHERE WE RECOGNIZE THAT THE COMPANY NEEDS TO IMPROVE IN ORDER FOR TO HAVE A CHANCE TO REACH ITS POTENTIAL.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

IN MANY WAYS 2009 HAS BEEN A REMARKABLE YEAR MARKED BY MILESTONES WHICH WE FEEL WILL POSITIVELY IMPACT THE COMPANY FOR YEARS TO COME. WHEN WE STARTED THE YEAR, OUR STOCK PRICE WAS IN THE LOW TEENS AND WE WERE BUILDING PLANS THAT WE BELIEVED WOULD CARRY THE COMPANY FORWARD. SOME OF THOSE STRATEGIES WERE SUCCESSFUL, AND SOME STRATEGIES REQUIRED RETHINKING AND REFINING.

BUT AS THE YEAR PROGRESSED, WE HAVE BEEN ABLE TO LAUNCH THE COMPANY’S FIRST PRODUCT, WE MOVED THE COMPANY’S STOCK FROM THE PINK SHEETS TO THE OTC BULLETIN BOARD, DID THE NECESSARY WORK AND PUT THE INFRASTRUCTURE IN PLACE TO HAVE OUR COMPANY FINANCIAL STATEMENTS FULLY AUDITED, AND ESTABLISHED CRITICAL INROADS DOMESTICALLY AND INTERNATIONALLY IN THE MARKETPLACE THAT EXPANDED FAMILIARITY WITH OUR BRAND AND COULD FACILITATE OUR SALES EFFORTS IN THE FUTURE. THROUGHOUT OUR GROWTH AND MATURITY DURING THE YEAR, WE HAVE REMAINED TRUE TO OUR ORIGINAL INTENTIONS AND MAINTAINED OUR COMMITMENT TO CONTRIBUTING TO THE GREENING OF THE LIGHTING INDUSTRY – IN ADDITION TO OUR ATTEMPTS TO BRING TO MARKET ENERGY EFFICIENT LIGHTING PRODUCTS THAT WILL HELP PRESERVE NATURAL RESOURCES, WE HAVE ALSO MADE SURE THAT OUR PACKAGING IS ENVIRONMENTALLY FRIENDLY AND RECYCLABLE BY NOT INCLUDING ANY PLASTIC OR OTHER MATERIALS WHICH CAN BE HARMFUL TO THE ENVIRONMENT.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

HOWEVER, WE ALSO ENCOUNTERED UNFORESEEN, UNAVOIDABLE AND SUBSTANTIAL CHALLENGES WHICH CAUSED DELAYS IN PRODUCT MANUFACTURING AND ULTIMATELY REQUIRED THE COMPANY TO ADJUST ITS DEADLINES FOR PRODUCT DELIVERY WHICH AFFECTED OUR TIMELINES FOR REVENUE GENERATION. THE CHALLENGES WE FACED PREVENTED US FROM MEETING THE TIMELINES WE SET FOR MEETING SOME OF OUR INITIAL OBJECTIVES SET FORTH AT THE BEGINNING OF THE YEAR. HOWEVER, FACING THESE CHALLENGES ALSO PROVIDED OUR ENTIRE MANAGEMENT AND LEADERSHIP TEAM WITH A CHANCE TO THOROUGHLY AND CAREFULLY REASSESS THE COMPANY AND ITS DIRECTION. BECAUSE WE WERE AWARE OF THE RAMIFICATIONS THESE CHALLENGES HAD ON OUR INITIAL PROJECTED TIMELINES, WE ACTED WITH URGENCY TO ADDRESS THE OBSTACLE WE FACED AND INTRODUCE A STRATEGY WHICH PROVIDED BOTH SHORT TERM AND LONG TERM BENEFITS THAT WILL ULTIMATELY INCREASE PURESPECTRUM’S CHANCES FOR SUCCESS.

AT THE SAME TIME, WE CONTINUED TO EVALUATE THE COMPANY’S VISION AND AS THE PROCESS OF EVALUATION CONTINUED IT WAS DETERMINED THAT WE MAY HAVE BEEN LIMITING THE COMPANY’S POTENTIAL THROUGH A VISION THAT WAS TOO NARROW AND TOO SHALLOW. WE CRAFTED A NEW VISION STATEMENT FOR THE COMPANY THAT REFLECTS OUR CORPORATE MISSION BUT ALSO ENABLES US TO WIDEN THE COMPANY’S LENS AND SEE THE NEED AND THE POSSIBILITY TO SEIZE OPPORTUNITIES IN MANY DIFFERENT WAYS.

PROJECTOR FLASHES NEW VISION STATEMENT ON THE WALL OR A SCREEN]
To discover, develop and brand energy efficient lighting

WE ARE NEARING THE COMPLETION OF A CORPORATE REORGANIZATION PROCESS WHICH WILL RESULT IN PURESPECTRUM TRADING ON THE OTC BULLETIN BOARD AND BEING A FULLY REPORTING COMPANY. I CANNOT OVERSTATE THE IMPORTANCE OF THAT TRANSITION FOR THE COMPANY AND ITS SHAREHOLDERS BECAUSE THIS IS MORE THAN JUST A CHANGE IN THE COMPANY’S TRADING STATUS – IT ALSO MARKS THE IMPLEMENTATION OF OUR NEW VISION FOR PURESPECTRUM’S FUTURE. THIS NEW VERSION OF THE COMPANY IS BUILT ON THE SAME VALUES AND MISSION THAT HAVE BEEN CONSISTENT DURING OUR DEVELOPMENT BUT ALSO INCLUDES A FRESH PERSPECTIVE GAINED DURING OUR MATURATION.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

AFTER THOROUGHLY REVIEWING THE NEEDS OF THE COMPANY AND ESTABLISHING OUR CORPORATE OBJECTIVES, WE TOLD OUR SHAREHOLDERS THAT ELEVATING THE STOCK TO A HIGHER EXCHANGE WOULD BE VITAL TO OUR ULTIMATE SUCCESS AND WE HAVE BEEN ABLE TO ACCOMPLISH THAT GOAL. WE IDENTIFIED AND EXECUTED THE BEST STRATEGY TO ACHIEVE THIS GOAL AND WE FEEL THIS MOVE UP IN EXCHANGE HAS THE POTENTIAL TO BENEFIT THE COMPANY IN A MULTITUDE OF WAYS. EXPOSURE AND VISIBILITY ON THE OTC BULLETIN BOARD SHOULD ENHANCE THE VALUE OF THE COMPANY WHILE ALSO INCREASING THE COMPANY’S TRANSPARENCY AND CREDIBILITY. AND AS WE BUILD THE NEW PURESPECTRUM, WE PLAN TO STRENGTHEN AND ACCELERATE OUR EFFORTS IN OTHER CRITCAL AREAS. NOW THAT THIS STRATEGY WHICH WAS DEEMED CRITICAL FOR OUR FUTURE HAS BEEN SUCCESSFULLY COMPLETED, MANAGEMENT CAN FOCUS ENERGY AND RESOURCES ON OUR CORE BUSINESS AREAS LIKE IDENTIFYING OPPORTUNITIES, PRODUCT DEVELOPMENT, ENGINEERING, SALES AND MARKETING. WE WILL CONTINUE TO WORK ON DEVELOPING PROPRIETARY PRODUCTS AND TECHNOLOGIES BUT OUR EXPANDED VISION ALSO INCLUDES DISCOVERING PRODUCTS AND PARTNERSHIPS THROUGH OTHER LIGHTING INNOVATORS THAT WILL ENABLE THE PURESPECTRUM BRAND TO CONTINUE TO BUILD RECOGNITION, FAMILIARITY AND MOMENTUM IN THE MARKETPLACE. BY LENDING OUR EXPERTISE IN MARKETING, MARKET DEVELOPMENT, PRODUCT BRANDING AND SALES TO A VARIETY OF UNIQUE, HIGH PERFORMANCE, HIGH QUALITY ENERGY EFFICIENT LIGHTING TECHNOLOGIES AND PRODUCTS, WE THINK WE COULD EXPONENTIALLY INCREASE THE SIZE OF OUR POTENTIAL MARKET, HAVE A MUCH MORE SIGNIFICANT IMPACT IN THE MARKETPLACE AND GIVE OUR COMPANY MORE ROOM TO GROW AND MORE ACCESS TO UNTAPPED REVENUE STREAMS.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

I REALIZE THAT OUR SHAREHOLDERS HAVE EXPERIENCED SOME ONGOING ANXIETY DURING THE PAST FEW MONTHS REGARDING OUR TECHNOLOGY AND PRODUCT DEVELOPMENT SCHEDULE. I WANT TO CLEARLY ADDRESS OUR DIRECTION AS THE NEW PURESPECTRUM MOVES FORWARD WITH PRODUCT DEVELOPMENT AND PRODUCT DELIVERY.

PURESPECTRUM’S MISSION HAS ALWAYS BEEN TO IDENTIFY AND BRING TO MARKET PRODUCTS AND TECHNOLOGIES WHICH SATISFY CONSUMER DEMAND FOR COST EFFECTIVE, HIGH QUALITY, HIGH PERFORMANCE ENERGY EFFICIENT LIGHTING. OUR COMMITMENT TO THIS MISSION HAS NEVER WAVERED AND WILL NOT WAVER. THIS SUMMER AFTER A SUCCESSFUL AND PRODUCTIVE APPEARANCE AT LIGHTFAIR INTERNATIONAL IN NEW YORK, WE WERE FACED WITH SOME VERY DIFFICULT DECISIONS AFTER ENCOUNTERING THE UNFORESEEN CHALLENGES I MENTIONED EARLIER RELATED TO MACRO ENGINEERING IN THE MANUFACTURING PROCESS. WE REALIZED IMMEDIATELY THAT WE WERE GOING TO FACE DELAYS AS A RESULT OF THESE CHALLENGES, AND WE ACTED QUICKLY TO FIND A SOLUTION THAT WOULD ALLOW US TO CONTINUE MOVING THE COMPANY FORWARD TOWARD OUR GOALS.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

SINCE THAT TIME, OUR SALES EFFORTS HAVE BEEN ABLE TO TAKE IMPORTANT STRIDES FORWARD THAT SHOULD ASSIST AND SUPPORT OUR EFFORTS IN THE FUTURE. WE HAVE BEEN ABLE TO MARKET AND SELL BRANDED PURESPECTRUM PRODUCTS. WE HAVE ESTABLISHED RELATIONSHIPS WITH DISTRIBUTORS, MANUFACTURERS’ REPRESENTATIVES, RETAIL OUTLETS, UTILITY COMPANIES AND OTHER CRITICAL AUDIENCES FOR OUR PRODUCTS. OUR SALES AND MARKETING DEPARTMENTS TEAMED WITH A NATIONAL DISTRIBUTOR IN OCTOBER TO EXECUTE A DIRECT MAIL CAMPAIGN TO MORE THAN 900 ENERGY PROVIDERS IN 47 US STATES, AND WE HAVE ALREADY BEGUN TO RECEIVE PURCHASE ORDERS AS A RESULT OF THAT DIRECT MAIL CAMPAIGN. OUR BULBS ARE AVAILABLE ONLINE AT MICROLAMP.COM, THEY ARE BEING PURCHASED AND DELIVERED TO CUSTOMERS AND WE ARE RECEIVING POSITIVE FEEDBACK REGARDING THE PERFORMANCE OF THE BULBS. THAT’S WHAT WE HAVE WANTED ALL ALONG – TO DELIVER A HIGH QUALITY, HIGH PERFORMANCE ENERGY EFFICIENT LIGHTING PRODUCT TO THE CONSUMER. AND WE’VE DONE THAT. WE ALSO HAVE AGREEMENTS IN PLACE WITH MANUFACTURERS’ REPRESENTATIVE GROUPS TO COVER MOST OF THE US, EXPONENTIALLY INCREASING THE REACH FOR SALES STAFF AND GIVING US MORE OPPORTUNITIES TO PUT OUR PRODUCTS IN THE HANDS OF CONSUMERS. WE HAVE ENTERED INTO DIALOGUES WITH GOVERNMENT AGENCIES AND ENERGY CONSERVATION ADVOCACY GROUPS, WORKING TO EXPAND THE AUDIENCE THAT HEARS OUR MESSAGE AND BECOMES FAMILIAR WITH NOT ONLY OUR EXISTING PRODUCT BUT ALSO WITH OUR BRAND AND WHAT THE NAME PURESPECTRUM STANDS FOR – HIGH QUALITY, HIGH PERFORMANCE, COST EFFECTIVE ENERGY EFFICIENT LIGHTING PRODUCTS.

WE REALIZE THAT WE DID NOT REACH OUR CURRENT DESTINATION ON THE STRAIGHT LINE THAT WE INTENDED OR THE PATH THAT OUR SHAREHOLDERS MAY HAVE ANTICIPATED WE WOULD TAKE. BUT NAVIGATING THE CHALLENGES WE HAVE FACED HAS PROVIDED THE COMPANY WITH THE OPPORTUNITY TO EXPAND ITS VISION WHILE REMAINING TRUE TO ITS ORIGINAL MISSION. WE ARE WORKING ON FINALIZING A PRODUCT SCHEDULE FOR CFL AND LINEAR FLUORESCENT PRODUCTS THAT WE FEEL WILL GIVE PURESPECTRUM THE BEST CHANCE TO INTRODUCE INNOVATION INTO THE MARKETPLACE AND COMPETE FOR MARKET SHARE IN THE US AND INTERNATIONALLY. WE ARE ENGAGED IN AN ONGOING DIALOGUE WITH OUR ENGINEERS AND MANUFACTURING PARTNERS, AND BASED ON THOSE CONVERSATIONS WE BELIEVE WE WILL BE ABLE TO LAUNCH BOTH CFL AND LINEAR FLUORESCENT PRODUCTS IN THE FIRST QUARTER OF 2010.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

ULTIMATELY, THE PURPOSE OF OUR COMPANY IS TO SERVE OUR CORPORATE MISSION, ENHANCE SHAREHOLDER VALUE AND GENERATE REVENUE IN ORDER TO BECOME A PROFITABLE, SELF SUSTAINING ENTITY. WE BELIEVE THAT THE MANAGEMENT OF THE COMPANY MADE DECISIONS AND CONTINUES TO MAKE DECISIONS THAT WILL GIVE THE COMPANY THE BEST CHANCE TO REACH THOSE OBJECTIVES. AND WE BELIEVE THE REORGANIZATION AND TRANSITION WE ARE CURRENTLY UNDERTAKING IS THE BEST ROUTE FOR PURESPECTRUM TO TRAVEL IN ORDER TO ATTAIN THE LOFTY GOALS WE ALL HAVE FOR THE COMPANY. WE ARE PROUD OF THE STEPS WE HAVE TAKEN AND THE RESILIENCY WE HAVE SHOWN IN THE FACE OF ADVERSITY, BUT ARE ALSO ACUTELY AWARE THAT SOME EXPECTATIONS WERE NOT MET AS WE INTENDED. WE HAVE NOT ADJUSTED OUR STANDARDS FOR THE COMPANY’S PERFORMANCE AND WE ARE INTENTLY FOCUSED ON ADDRESSING THE NECESSARY AREAS OF CONCERN IN ORDER TO ACHIEVE OUR GOALS.

WE BELIEVE THE COMPANY HAS A VERY BRIGHT FUTURE, AND WE EXPECT TO FACE MORE CHALLENGES AND OPPORTUNITIES AS WE GO FORWARD. WE WILL ATTEMPT TO MEET THOSE CHALLENGES AND TAKE ADVANTAGE OF THOSE OPPORTUNITIES WITH THE SAME TRANSPARENCY AND INTEGRITY THAT YOU HAVE COME TO EXPECT. RIGHT NOW THE LIGHTING INDUSTRY AND MARKETPLACE ARE FLUID AND FLEXIBLE, AND WE BELIEVE THE DECISIONS WE HAVE MADE AND THE VISION WE HAVE ADOPTED PUT US IN A POSITION TO MOVE FAST AND REACT EVEN FASTER TO KEEP UP.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com

THANK YOU AGAIN FOR BEING HERE AND WATCHING AND THAN YOU FOR YOUR CONTINUED SUPPORT OF PURESPECTRUM.

340 Eisenhower Drive, Suite 610 • Savannah, GA 31406-1616 • P 912.961.4980 F 912.351.4501 www.purespectrumlighting.com